SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2008 (June 10, 2008)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 10, 2008, Steel Dynamics, Inc. completed the previously announced transaction wherein its wholly-owned subsidiary OmniSource Corporation, through a wholly-owned subsidiary, Carolina Investment Company, LLC, acquired the remaining stock of Recycle South, LLC.

Pursuant to the agreement, OmniSource, which already owned 25% of Recycle South, completed the acquisition of the remaining outstanding equity interests in Recycle South in a transaction valued at approximately $515 million.  Recycle South’s equity owners received 3,938,000 shares of Steel Dynamics common stock and $232 million in cash. The aggregate transaction value includes the assumption of certain liabilities, including net debt, which was approximately $143 million at closing.

Item 8.01.  Other Events.

On June 16, 2008, Steel Dynamics issued a press release captioned “Steel Dynamics/OmniSource Completes Acquisition of Recycle South.”  A copy of such press release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

( c )         Exhibits.

Exhibit Number	Description

10.8	Membership Purchase Agreement by and among Carolina Investment Company, LLC, Steel Dynamics, Inc., ASAP Investors, LLC, CRG Investors, LLC, Recycle South, LLC, et al, dated May 8, 2008.

10.8a	Shareholder’s Agreement among Steel Dynamics, Inc. and certain shareholders of Steel Dynamics, Inc., dated June 9, 2008.

99.1	A press release dated June 16, 2008 titled “Steel Dynamics/OmniSource Completes Acquisition of Recycle South.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

Theresa E. Wagler

Date: June 16, 2008
By:	Theresa E. Wagler
Title:	Chief Financial Officer